As filed with the Securities and Exchange Commission on December ___, 1997

                   Registration No. 333-______

                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                     ______________________

                            FORM S-8
                     REGISTRATION STATEMENT
                             UNDER
                   THE SECURITIES ACT OF 1933
                     ______________________

              INTERNATIONAL RECTIFIER CORPORATION

     (Exact name of registrant as specified in its charter)
            ________________________________________

Delaware                                               95-1528961
(State or other jurisdiction of                  (I.R.S. Employer
incorporation or organization)                Identification No.)

                       233 Kansas Street
                 El Segundo, California  90245

       (Address of principal executive offices, zip code)
       Registrant's telephone number, including area code:
                        (310) 322-3331
                       ________________

              INTERNATIONAL RECTIFIER CORPORATION
       AMENDED AND RESTATED STOCK INCENTIVE PLAN OF 1992
                   (Full title of the plan)
                  __________________________

                      L. Michael Russell
              Vice President and General Counsel
        233 Kansas Street, El Segundo, California  90245
            (Name and address of agent for service)

               CALCULATION OF REGISTRATION FEE

Title of each               Proposed    Proposed
Class of        Amount      Maximum     Maximum
Securities      to be       Offering    Aggregate    Amount of
to be           Registered  Price Per   Offering     Registration
Registered<2>   <1><2>      Share<3>    Price<#>     Fee

Common Stock,   7,500,000   $14.00      $105,000,000 $31,818.18
$1.00 par       shares
value
_______________

<F1> This Registration Statement covers, in addition to the
     number of shares of Common Stock stated above, options and other rights to purchase or acquire the shares of Common Stock covered by this Registration Statement and, pursuant to Rule 416, an additional indeterminate number of shares which by reason of certain events specified in the Plan may become subject to the Plan.

(F2) Each share is accompanied by a share purchase right pursuant to the Registrant's Rights Agreement, dated August 14, 1996, as amended, with Chase Mellon Shareholder Services, as Rights Agent.

(F3) Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock reported in the consolidated reporting system as of November 26, 1997.

The Exhibit Index included in this Registration Statement is at page 6.


                           PART I

       INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


          The documents containing the information specified in
Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933 (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

          This Registration Statement is filed pursuant to Instruction E of the General Instructions on Form S-8.

                          PART II


     Item 3.  Incorporation of Certain Documents by Reference

          The following document of International Rectifier
Corporation (the "Company") filed with the Securities and Exchange Commission is incorporated herein by reference:

          (a) Registration Statement No. 033-63958 on Form S-8 as filed on June 7, 1993 relating to the Company's Stock
     Option Plan of 1992.


Item 8.  Exhibits

          See the attached Exhibit Index.

SIGNATURES

          Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on behalf of the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on this 24th day of November, 1997.

                              INTERNATIONAL RECTIFIER CORPORATION



                              By: /s/ Derek B. Lidow
                                  Derek B. Lidow
                                  Chief Executive Officer

          Each person whose signature appears below constitutes and appoints Alexander Lidow, Derek B. Lidow and Michael P. McGee and each of them, his or her true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and as of the date indicated above.


Signature               Title

/s/ Eric Lidow          Chairman of the Board
Eric Lidow

/s/ Alexander Lidow     Chief Executive
Alexander Lidow         Officer and Director


/s/ Derek B. Lidow      Chief Executive
Derek B. Lidow          Officer and Director

/s/ R. J. Mueller       Executive Vice
Robert J. Mueller       President - External
                        Affairs and Business
                        Development and Director

/s/ M McGee             Vice President,
Michael P. McGee        Chief Financial Officer
                        (also Principal
                        Accounting Officer)

/s/ L. Michael Russell  Vice President,
L. Michael Russell      Secretary and General
                        Counsel

/s/ Donald S. Burns     Director
Donald S. Burns

/s/ George Krsek        Director
George Krsek

/s/ M Matsuda           Director
Minoru Matsuda

/s/ James D. Plummer    Director
James D. Plummer

/s/ Jack O. Vance       Director
Jack O. Vance

/s/ Rochus E. Vogt      Director
Rochus E. Vogt

                          EXHIBIT INDEX




Exhibit
Number

                           Description

4.1     Amended and Restated Stock Incentive Plan of 1992
5.      Opinion of Counsel to the Company, L. Michael Russell
        (including consent)
23.1    Form of Consent of Coopers & Lybrand LLP
23.2    Form of Consent of Counsel (included in this Registration
        Statement with Exhibit 5)
24.     Power of Attorney (included in this Registration
        Statement under Signatures)